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                                                                Exhibit 11

                          AAMES FINANCIAL CORPORATION
                               Earnings Per Share
         For the three and six months ended December 31, 1995 and 1996

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
                                                        THREE MONTHS ENDED                 SIX MONTHS ENDED
                                                            DECEMBER 31,                      DECEMBER 31,
                                                       1995             1996             1995             1996
                                                   ------------     ------------     -----------      ------------
Weighted average shares outstanding                  15,897,000       18,265,000       15,897,000       17,051,000

Common equivalent shares:

   Options and warrents                                 672,000        1,503,000          634,000        1,533,000

   Convertible subordinated notes                             -        4,108,000                -        4,108,000
                                                   ------------     ------------     -----------      ------------

                                                     16,569,000       23,876,000       16,531,000       22,692,000
                                                   ============     ============     ============     ============

Net income                                           $7,289,000      $18,274,000      $12,947,000      $13,650,000

Adjustment to add back interest on
  Convertible subordinated notes                              -          917,125               -         1,875,010
                                                   ------------     ------------     -----------      ------------

Adjusted net income                                   7,289,000       19,191,125       12,947,000       15,525,010
                                                   ============     ============     ============     ============

Fully diluted earnings per share                     $     0.44      $      0.80      $      0.78      $      0.68
                                                   ============     ============     ============     ============
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